UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	December 14, 2017

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K

As previously reported by Sempra Energy (“Sempra”), in connection with Sempra’s pending acquisition of Energy Future Holdings Corp. (“EFH”), the indirect owner of 80.03% of Oncor Electric Delivery Company LLC (“Oncor”), on October 5, 2017 Sempra and Oncor filed a Joint Report and Application for Regulatory Approvals Pursuant to PURA Sections 14.101, 39.262 and 39.915 (the “Joint Application”) with the Public Utility Commission of Texas (“PUCT”) seeking approval of the merger of EFH with an indirect, wholly owned subsidiary of Sempra (the “Merger”). On October 12, 2017, the administrative law judge in the PUCT proceeding issued an order deeming the Joint Application sufficient. On October 16, 2017, the PUCT set a procedural schedule to complete a review of the Joint Application within 180 days of the initial filing of such application, subject to possible extension by up to an additional 60 days under certain conditions.
As discussed below, on December 14, 2017, Sempra and Oncor entered into a settlement agreement (which we refer to below as the “Stipulation”) with four stakeholders in the PUCT proceeding regarding the Joint Application. In addition, Sempra and Oncor are continuing to engage in settlement discussions regarding the Joint Application with the remaining stakeholders in the PUCT proceeding.
The Stipulation includes regulatory commitments by Sempra, as described below, most of which are similar to the regulatory commitments made by Sempra as part of the Joint Application and are consistent with the “ring fencing” measures currently in place. Sempra and Oncor are entitled to seek modifications of the PUCT order to be entered in the proceedings regarding the Joint Application, which modifications would be subject to PUCT approval.
Item 8.01 Other Events.
Settlement Agreement Regarding Joint Application
On December 14, 2017, Sempra and Oncor entered into a comprehensive Stipulation (the “Stipulation”) with the Staff of the PUCT, the Office of the Public Utility Counsel, the Steering Committee of Cities Served by Oncor and the Texas Industrial Energy Consumers, reflecting the parties’ settlement of all issues in the PUCT proceeding regarding the Joint Application. Pursuant to the Stipulation, the parties have agreed that Sempra’s acquisition of EFH is in the public interest and will bring substantial benefits. The parties to the Stipulation will ask the PUCT to approve the Merger.

Previously, EFH and Oncor implemented various ring-fencing measures to enhance Oncor’s separateness from its owners and to mitigate the risk that Oncor would be negatively impacted in the event of a bankruptcy or other adverse financial developments affecting EFH or its other subsidiaries or owners. This existing ring-fence has created both legal and financial separation between Oncor, EFH’s indirect subsidiary Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and their subsidiaries, on the one hand, and EFH and its other affiliates and subsidiaries, on the other hand. Pursuant to agreements entered into in connection with the proposed Merger, existing governance mechanisms and commitments made by Sempra as part of the Joint Application, Sempra has previously committed to certain ring-fencing measures, governance mechanisms and restrictions that will apply after the Merger, some of which are described under the caption “Part II, Item 1A. Risk Factors—Certain “ring-fencing” measures and other existing governance mechanisms will limit Sempra Energy’s ability to influence the management and policies of Oncor” in Sempra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

There are certain commitments included in the Stipulation that are intended to maintain ring-fencing. These commitments include limitations on Sempra’s rights to representation on the boards of directors of Oncor and Oncor Holdings, which owns 80.03% of the outstanding membership interests of Oncor. The Stipulation provides, among other things, that following consummation of the Merger, the board of directors of Oncor will consist of 13 members and will be constituted as follows:

▪
seven members will be independent directors under the rules of the New York Stock Exchange (and those directors shall have no material relationship with Sempra or its affiliates, or any other entity with a direct or indirect ownership interest in Oncor or Oncor Holdings, currently or within the previous 10 years) (the “independent directors”);

▪	two members will be designated by Sempra;

▪
two members will be appointed by Texas Transmission Investment LLC (“TTI”), which is an investment vehicle owned by third parties unaffiliated with EFH and Sempra and that owns 19.75% of the outstanding membership interests of Oncor; and

▪
two members will be current or former officers of Oncor (the “Oncor Officer Directors”), initially Robert S. Shapard and E. Allen J. Nye, Jr., who no later than the closing of the Merger will be the chair of the Oncor board and chief executive officer of Oncor, respectively (in order for a current or former officer of Oncor to be eligible to serve as an Oncor Officer Director, such officer cannot have worked for Sempra or any of its affiliates (excluding Oncor Holdings and Oncor) or any other entity with a direct or indirect ownership interest in Oncor or Oncor Holdings in the ten years prior to such officer being employed by Oncor). Oncor Holdings, at the direction of Energy Future Intermediate Holding Company LLC (“EFIH”) (a subsidiary of EFH, which will be a wholly owned indirect subsidiary of, and controlled by, Sempra following the Merger), will have the right to nominate and/or seek the removal of the Oncor Officer Directors, with such nomination or removal subject to approval by a majority of the Oncor board of directors.

The Stipulation further provides that, following consummation of the Merger, Oncor Holdings will have a board of directors comprised of 10 members, six of which will be independent directors, two of which will be current or former officers of Oncor Holdings (“Oncor Holdings Officer Directors”) (and which initially will be the same two officers who will be the initial Oncor Officer Directors as described in the prior paragraph), and two of which shall be designated by Sempra. The eligibility requirements for serving as an Oncor Holdings Officer Director are the same as the eligibility requirements for serving as an Oncor Officer Director as described in the preceding paragraph. EFIH will have the right to nominate and/or seek the removal of the Oncor Holdings Officer Directors, subject to approval by a majority of the Oncor Holdings board of directors.

As a result, Sempra will not control Oncor and will have only limited ability to direct the management, policies and operations of Oncor, Oncor Holdings or their respective subsidiaries. Pursuant to the Stipulation, the current independent directors for Oncor and Oncor Holdings will continue to serve for three years following the closing of the Merger, and thereafter two of these independent directors will cease to be members of their respective boards every two years. Each subsequent independent director will be elected for a term of four years. The Stipulation also provides that Oncor Holdings will have a nominating committee comprised entirely of independent directors, who will nominate the independent director board member candidates of Oncor and Oncor Holdings, subject to approval by a majority of the remaining independent directors of Oncor Holdings. If any independent director is removed, retires or is unable to serve, the Stipulation provides that a replacement independent director must be chosen by the nominating committee of Oncor Holdings and approved by a majority of the remaining independent directors of Oncor Holdings. Under the Stipulation, the duties of the board members of Oncor and Oncor Holdings will be to act in the best interests of Oncor consistent with the approved ring-fence and Delaware law. Any future changes to the size, composition, structure or rights of the boards of Oncor and Oncor Holdings must first be approved by the PUCT. The Stipulation also provides that, if Sempra acquires TTI’s interest in Oncor, the two board positions on the Oncor board that TTI is entitled to appoint shall be eliminated and the size of the Oncor board of directors will be reduced by two.

While Oncor’s Limited Liability Company Agreement generally provides that Oncor will make quarterly distributions to its members equal to the net income of Oncor, subject to certain exceptions, and Oncor Holdings’ Limited Liability Company Agreement generally provides that Oncor Holdings will make quarterly distributions to its member equal to the dividends received by Oncor, subject to certain exceptions, the Stipulation provides a number of circumstances, as described below, in which Oncor is not permitted to make dividends or other distributions (except for contractual tax payments). In addition, the Stipulation provides that the respective boards of Oncor and Oncor Holdings will control each respective company’s dividend policy (and any changes to such policy must be approved by a majority of its independent directors), issuances of dividends and other distributions (except for contractual tax payments). The Stipulation also provides that the respective boards of Oncor and Oncor Holdings will control each respective company’s debt issuances, capital expenditures, operation and maintenance expenditures, management and service fees, and, subject to the limitations described above, appointment or removal of board members.

The Stipulation provides that neither Oncor nor Oncor Holdings nor their subsidiaries may enter into any material transactions with third parties outside the ordinary course of business or institute an Oncor bankruptcy filing, in each case without the prior written consent of Sempra. In addition, the appointment or removal of the chief executive officer or the chief financial officer of Oncor requires the majority vote of Oncor’s board of directors, which must include the unanimous vote of the two Oncor directors appointed by Sempra.

Additional regulatory commitments, governance mechanisms and restrictions provided in the Stipulation include, among others:

▪
A majority of the independent directors of Oncor must approve any annual or multi-year budget if the aggregate amount of capital expenditures or operating and maintenance expenditures in such budget is more than a 10% increase or decrease from the corresponding amounts of such expenditures in the budget for the preceding fiscal year or multi-year period, as applicable;

▪	Oncor will make minimum aggregate capital expenditures equal to at least $7.5 billion over the period from January 1, 2018 through December 31, 2022 (subject to certain possible adjustments);

▪
Sempra has agreed to make, within 60 days after the Merger, its proportionate share of the aggregate equity investment in Oncor in an amount necessary for Oncor to achieve a capital structure consisting of 57.5% long-term debt and 42.5% equity, as calculated for regulatory purposes (until recently, Oncor’s regulatory capital structure required 40% equity, with the remaining 60% as debt);

▪
Oncor may not pay any dividends or make any other distributions (except for contractual tax payments) if a majority of its independent directors determines that it is in the best interests of Oncor to retain such amounts to meet expected future requirements;

▪
At all times, Oncor will remain in compliance with the debt-to-equity ratio established by the PUCT from time to time for ratemaking purposes, and Oncor will not pay dividends or other distributions (except for contractual tax payments), if that payment would cause its debt-to-equity ratio to exceed the debt-to-equity ratio approved by the PUCT;

▪	Sempra will ensure that, as of the closing of the Merger, Oncor’s credit rating by all three major rating agencies will be at or above Oncor’s credit ratings as of June 30, 2017;

▪
If the credit rating on Oncor’s senior secured debt by any of the three major rating agencies falls below BBB (or the equivalent), Oncor will suspend dividends and other distributions (except for contractual tax payments), unless otherwise allowed by the PUCT;

▪
Without the prior approval of the PUCT, neither Sempra nor any of its affiliates (excluding Oncor) will incur, guaranty or pledge assets in respect of any indebtedness that is dependent on the revenues of Oncor in more than a proportionate degree than the other revenues of Sempra or on the stock of Oncor, and there will be no debt at EFH or EFIH at any time following the closing of the Merger;

▪
Neither Oncor nor Oncor Holdings will lend money to or borrow money from Sempra or any of its affiliates (other than Oncor subsidiaries), or any entity with a direct or indirect ownership interest in Oncor or Oncor Holdings, and neither Oncor nor Oncor Holdings will share credit facilities with Sempra or any of its affiliates (other than Oncor subsidiaries), or any entity with a direct or indirect ownership interest in Oncor or Oncor Holdings;

▪
Oncor will not seek recovery in rates of any expenses or liabilities related to EFH’s bankruptcy, or (1) any tax liabilities resulting from EFH’s spinoff of its former subsidiary Texas Competitive Electric Holdings Company LLC, (2) any asbestos claims relating to non-Oncor operations of EFH or (3) any make-whole claims by holders of debt securities issued by EFH or EFIH, and Sempra must file with the PUCT a plan providing for the extinguishment of the liabilities described in items (1) through (3) above, which protects Oncor from any harm;

▪
There must be maintained certain “separateness measures” that reinforce the financial separation of Oncor from EFH and EFH’s owners, including a requirement that dealings between Oncor, Oncor Holdings and their subsidiaries with Sempra, any of Sempra’s other affiliates or any entity with a direct or indirect ownership interest in Oncor or Oncor Holdings, must be on an arm’s-length basis, limitations on affiliate transactions, separate recordkeeping requirements and a prohibition on pledging Oncor assets or stock for any entity other than Oncor;

▪	No transaction costs or transition costs related to the Merger (excluding Oncor employee time) will be borne by Oncor’s customers nor included in Oncor’s rates;

▪
Sempra will continue to hold indirectly at least 51% of the ownership interests in Oncor and Oncor Holdings for at least five years following the closing of the Merger, unless otherwise specifically authorized by the PUCT; and

▪
Oncor will provide bill credits to customers in an amount equal to 90% of any interest rate savings achieved due to any improvement in its credit ratings or market spreads compared to those as of June 30, 2017 until final rates are set in the next Oncor base rate case filed after PUCT Docket No. 46957 (except that savings will not be included in credits if already realized in rates); and one year after the Merger, Oncor will provide bill credits to its customers equal to 90% of any synergy savings until final rates are set in the next Oncor base rate proceeding after PUCT Docket No. 46957, at which time any total synergy savings shall be reflected in Oncor’s rates.

If the PUCT does not accept the Stipulation as presented, or issues an order inconsistent with the terms of the Stipulation, the parties have agreed that any party adversely affected by the alteration has the right to withdraw from the Stipulation and to exercise all rights available to such party under the law.

The foregoing description of the Stipulation is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Stipulation, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Other Closing Conditions to the Merger
As previously reported by Sempra, the Merger is subject to customary closing conditions, including the approval of EFH’s Chapter 11 bankruptcy proceedings by the U.S. Bankruptcy Court for the District of Delaware and the approval of the Merger by the PUCT, the Federal Energy Regulatory Commission (the “FERC”) and the Vermont Department of Financial Regulation, among others, as well as receipt of a supplemental private letter ruling from the Internal Revenue Service and the issuance of certain tax opinions regarding the transaction.

On November 2, 2017, EFH received a supplemental private letter ruling from the Internal Revenue Service, which provides that the Merger will not affect the tax-free treatment of EFH’s spinoff of its former subsidiary Texas Competitive Electric Holdings Company LLC. This ruling satisfies the closing condition referred to above.

On November 29, 2017, the Vermont Department of Financial Regulation approved the Merger.

On December 11, 2017, the FERC issued an order authorizing the transaction whereby Sempra will indirectly acquire 80.03% of the ownership interest in Oncor, subject to customary conditions.

Cautionary Note Regarding Forward-Looking Statements
This current report contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.

Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed Merger, including future financial or operating results of Sempra Energy or Oncor, Sempra Energy’s, EFH’s or Oncor’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the anticipated improvement in credit ratings of Oncor, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that Sempra Energy, EFH or Oncor may be unable to obtain bankruptcy court and governmental and regulatory approvals required for the merger, or that required bankruptcy court and governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the transaction or be onerous to Sempra Energy; the risk that a condition to closing of the merger may not be satisfied; the risk that the transaction may not be completed for other reasons, or may not be completed on the terms or timing currently contemplated; the risk that the anticipated benefits from the transaction may not be fully realized or may take longer to realize than expected; the risk that Sempra Energy may be unable to obtain the external financing necessary to pay the consideration and expenses related to the merger on terms favorable to Sempra Energy, if at all; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention to merger-related issues; and related legal, accounting and other costs, whether or not the merger is completed.

Additional factors, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include: actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate; the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners; the resolution of civil and criminal litigation and regulatory investigations; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; modifications of settlements; delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to regulatory assets associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; the impact on the value of our investment in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services; risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; capital markets and economic conditions, including the availability of credit and the liquidity of our investments; fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations; changes in the tax code as a result of potential federal tax reform, uncertainty as to what proposals will be enacted, if any, and, if enacted, how they would be applied; changes in foreign and domestic trade policies and laws, including border tariffs, revisions to international trade agreements, such as the North American Free Trade Agreement, and changes that make our exports less competitive or otherwise restrict our ability to export or resolve trade disputes; the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric

Company’s (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation, and the potential risk of nonrecovery for stranded assets and contractual obligations; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the U.S. Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1
Stipulation, dated as of December 12, 2017, regarding all issues in Docket No. 47675 by and among Sempra Energy, Oncor Electric Delivery Company LLC, the Staff of the Public Utility Commission of Texas, the Office of the Public Utility Counsel, the Steering Committee of Cities Served by Oncor and the Texas Industrial Energy Consumers, and any other parties who may subsequently become signatories to the Stipulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: December 14, 2017	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer